Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

CALM Chain International Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, of no par value	(1)	457(o)	2,000,000	$7.00	$14,000,000.00	0.0001381	$1,933.40
Fees to be Paid	Equity	Class A Ordinary Shares, of no par value	(2)	457(o)	450,000	7.00	3,150,000.00	0.0001381	435.02
Fees Previously Paid	Equity	Class A Ordinary Shares, of no par value	(3)	457(o)	2,000,000	7.00	14,000,000.00		1,933.40
Fees Previously Paid	Equity	Class A Ordinary Shares, of no par value	(4)	457(o)	300,000	7.00	2,100,000.00		290.01
Fees Previously Paid	Equity	Class A Ordinary Shares, of no par value	(5)	457(o)	1,000,000	$7.00	$7,000,000.00		$966.70

Total Offering Amounts:							$40,250,000.00		5,558.53
Total Fees Previously Paid:									3,190.11
Total Fee Offsets:									0.00
Net Fee Due:									$2,368.42

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

Includes 450,000 Class A Ordinary Shares that may be issued upon exercise of an option (the “Over-allotment Option”) granted to the underwriters to cover over-allotments, if any.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

Includes 300,000 Class A Ordinary Shares that may be issued upon exercise of an option (the “Over-allotment Option”) granted to the underwriters to cover over-allotments, if any.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.